Exhibit 10.15

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is executed to be effective after the close of business on December 31, 2016 (the “Effective Date”), by and between P/R MORTGAGE & INVESTMENT CORP., an Indiana corporation (“Employer”), and MICHAEL R. DURY, currently an Indiana resident (“Employee”).

Recitals:

A.                                    Employer and Employee entered into that certain Employment Agreement dated December 29, 2010 (the “Employment Agreement”).

B.                                    Employer and Employee desire to amend the Employment Agreement to be effective from and after the Effective Date as hereinafter set forth.

Agreements:

In consideration of the foregoing Recitals and the agreements hereinafter set forth, the parties hereby agree as follows:

1.                                      Section 5 of the Employment Agreement is hereby amended by:

(a)                                 deleting subsection 5(b)(ii)(C) in its entirety and by substituting in lieu thereof the following as subsection 5(b)(ii)(C):

“(C)                         If the Commitment Fees that Employer actually receives during the calendar year on loans originated by Employee exceed Two Hundred Fifty Thousand Dollars ($250,000) but do not exceed Five Hundred Thousand Dollars ($500,000), Employee shall be eligible to receive a commission equal to Fourteen Thousand, Three Hundred Dollars ($14,300.00), plus twenty percent (20%) of the amount by which the Commitment Fees that Employer actually receives during the calendar year on loans originated by Employee exceed Two Hundred Fifty Thousand Dollars ($250,000).”;

(b)                                 adding the following as a new subsection 5(b)(ii)(D):

“(D)                         If the Commitment Fees that Employer actually receives during the calendar year on loans originated by Employee exceed Five Hundred Thousand Dollars ($500,000) but do not exceed Seven Hundred Fifty Thousand Dollars ($750,000), Employee shall be eligible to receive a commission equal to Sixty-Four Thousand, Three Hundred Dollars ($64,300.00), plus twenty-five percent (25%) of the amount by which the Commitment Fees that Employer actually receives during the calendar year on loans originated by Employee exceed Five Hundred Thousand Dollars ($500,000).”; and

(c)                                  adding the following as a new subsection 5(b)(ii)(E):

“(E)                          If the Commitment Fees that Employer actually receives during the calendar year on loans originated by Employee exceed Seven Hundred Fifty Thousand Dollars ($750,000), Employee shall be eligible to receive a commission equal to One Hundred Twenty-Six Thousand, Eight Hundred Dollars ($126,800.00), plus thirty percent (30%) of the amount by which the Commitment Fees that Employer actually receives during the calendar year on loans originated by Employee exceed Seven Hundred Fifty Thousand Dollars ($750,000).”.

2.                                      Except as amended by the preceding provisions of this Amendment, the Employment Agreement shall continue in full force and effect and unchanged. To the extent of any conflict between the terms of the Employment Agreement and this Amendment, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

P/R MORTGAGE & INVESTMENT CORP.

By:	/s/ Michael F. Petrie	/s/ Michael R. Dury
Printed:	Michael F. Petrie	Michael R. Dury
Title:	President